UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2008

NORCROSS SAFETY PRODUCTS L.L.C.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-110531 (Commission File Number)	61-1283304 (IRS Employer Identification No.)

2001 Spring Road, Suite 425, Oak Brook, Illinois 60523 (Address of Principal executive offices, including Zip Code)

(630) 572-5715 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

                On April 3, 2008, Safety Products Holdings, Inc., a Delaware corporation and the parent company of Norcross Safety Products L.L.C. (the “Parent”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among the Parent, the selling shareholders party thereto (the “Sellers”), Honeywell International Inc., a Delaware corporation (the “Buyer”), and Odyssey Investment Services, L.L.C., a Delaware limited liability company, solely in its capacity as representative (the “Representative”).  Pursuant to the Purchase Agreement, the Buyer will purchase all of the issued and outstanding equity securities of the Parent for an aggregate cash purchase price of approximately $1.2 billion.  The portion of such purchase price to be paid to the holders of the Parent’s equity securities will be reduced by the net indebtedness of the Parent, which will include fees and expenses incurred by the Parent in connection with the transactions contemplated by the Purchase Agreement.

                The Purchase Agreement contains customary representations, warranties and covenants.  The Parent anticipates that the transactions contemplated by the Purchase Agreement will close in the second quarter of 2008; however, the Purchase Agreement is subject to customary closing conditions, including, among others, the termination or expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to the Parent’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 4, 2008.  The Purchase Agreement contains representations and warranties that the parties made to and solely for the benefit of each other.  The assertions embodied in those representations and warranties are qualified in information contained in a confidential disclosure letter that the Parent delivered to the Buyer in connection with signing the Purchase Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified by the underlying disclosure letter.  This disclosure letter contains information that has been included in the parties’ prior public disclosures, as well as potential additional non-public information.  Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORCROSS SAFETY PRODUCTS L.L.C.

	By:	/s/ David F. Myers, Jr.
Date: April 4, 2008	Name:	David F. Myers, Jr.
	Title:	Executive Vice President, Chief Financial Officer, Secretary and Manager